UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

Echo Metrix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York	11791
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 802-0223

With Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006

N/A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2010, Tyler M. Olbres was elected to the Board of Directors of the Company.  Mr. Olbres is a Founder and Chairman of Interex Inc., a privately-held marketing communications company founded in September 1993.  The company’s primary operating focus is in tradeshow and event marketing.  Interex, under Mr. Olbres' leadership, has built marketing programs for leading global consumer brands.  Mr. Olbres is also the General Partner of Lantern Rock Limited Partnership, a private equity investment company that invests in consumer, energy, internet and technology companies.  In addition, Mr. Olbres is an original investor in Energy Brands Inc., dba Glacéau, the maker of VitaminWater and SmartWater, which was acquired in 2007 by The Coca-Cola Company for $4.1 billion.  Mr. Olbres also presides over Three Palms of Nevada, LLC, a private investment company, and Three Dunes LLC, a private real estate development company.

 Mr. Olbres has professional experience and knowledge including visionary executive leadership, organizational restructuring, and public and media relations. Mr. Olbres holds a B.A. from Bowdoin College in Brunswick, Maine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of October, 2010		Echo Metrix, Inc.

	By:	/s/ Erica Zalbert
Erica Zalbert
Chief Financial Officer